Exhibit 99.1
Perfumania Holdings, Inc.

FOR IMMEDIATE RELEASE

Company Contact:

Michael W. Katz
President and
Chief Executive Officer
Perfumania Holdings, Inc.
631-866-4156

PERFUMANIA HOLDINGS, INC. REPORTS PERFUMANIA RETAIL SALES FOR FEBRUARY 2013

Bellport, NY March 07, 2013 Perfumania Holdings, Inc. (NASDAQ: PERF) announced today that Perfumania, one of its wholly-owned subsidiaries which operates specialty retail fragrance stores throughout the United States, Puerto Rico and the U.S. Virgin Islands, reported total net sales of $18.7 million for the four week fiscal month of February 2013, which ended March 02, 2013, versus $20.2 million for the four week fiscal month of February 2012, which ended February 25, 2012. February represents the first month of fiscal year 2013. For the month of February 2013, comparable store sales decreased by 9.2%. Comparable store sales measure sales from stores that have been open for one year or more. We exclude stores that are closed for renovation from comparable store sales from the month during which renovation commences until the first full month after reopening.
PERFUMANIA FEBRUARY 2013 RETAIL SALES ($’s in $000’s):

	FY		FY		FY
	2013		2012		2011
		Increase		(Decrease)		Increase
		(Decrease)		Increase

Number of Open Stores, February	341	0.3%	340	(4.5%)	356

February Total Retail Sales	$18,730	(7.4%)	$20,231	4.2%	$19,410

February Comparable Store Sales		(9.2%)		6.4%		6.2%